UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Amendment to Executive Severance Plan
On April 26, 2017, the Spire Inc. (“Spire”) Board of Directors, upon the recommendation of the Compensation Committee, adopted and approved the Spire Inc. Executive Severance Plan (the “2017 Executive Severance Plan”), which becomes effective June 1, 2017. The 2017 Executive Severance Plan is an amendment and restatement of The Laclede Group Executive Severance Plan, effective January 1, 2015 (the “2015 Executive Severance Plan”). The purpose of the 2017 Executive Severance Plan is to enable Spire, together with its subsidiaries, to offer certain protections to selected participants if their employment with Spire or its subsidiaries is terminated by Spire without cause or by the participant for good reason, with or without a change in control.
The 2017 Executive Severance Plan amends and restates the 2015 Executive Severance Plan with the following features, among others:

•	revises the references to “The Laclede Group, Inc.” to reflect the new corporate name “Spire Inc.”;

•	revises the multiplier for “Tier 2 Participants” from 150% to 100%;

•	revises the multiplier for “Tier 1 Participants” from 250% to 300% for change in control payment events;

•
revises the definition of “change in control” to reflect that a change in control occurs when at least 30% of the company’s outstanding shares of common stock or combined voting power of outstanding voting securities is acquired;

•	revises the regular severance formula to remove a pro-rata bonus from the formula;

•
replaces the company paying for COBRA coverage with a lump sum cash payment equivalent to a certain number of months of health benefit coverage, depending on participant tier and payment-triggering event;

•	clarifies the non-solicitation time period depending on participant tier and payment-triggering event.
The foregoing description of the 2017 Executive Severance Plan is qualified in its entirety by reference to the provisions, including defined terms, of the 2017 Executive Severance Plan, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
10.1    Spire Inc. Executive Severance Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date: May 2, 2017	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Spire Inc. Executive Severance Plan